EXHIBIT 99.1

Cavium Networks Contact:

Art Chadwick Vice President of Finance and Administration and Chief Financial Officer Tel: (650) 623-7063	Angel Atondo Marketing Communications Manager Tel : (650) 623-7033 Email: angel.atondo@caviumnetworks.com

Email: art.chadwick@caviumnetworks.com

Cavium Networks

Announces Financial Results for Q1 2009

MOUNTAIN VIEW, Calif., April 29, 2009 – Cavium Networks, Inc. (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage, wireless, video, and security applications, today announced financial results for the first quarter of 2009 ended March 31, 2009.

Revenue in the first quarter of 2009 was $20.4 million, an 8% sequential decrease from the $22.2 million reported for the fourth quarter of 2008 and an increase of 11% from the $18.3 million reported for the first quarter of last year.

Generally Accepted Accounting Principles (GAAP) Results

Net loss for the first quarter of 2009, on a GAAP basis, was $6.5 million, or $0.16 per share, compared to a net loss of $4.4 million, or $0.11 per share in the fourth quarter of 2008, and net income of $2.0 million, or $0.05 per share in the first quarter of last year. Gross margins were 46.9% in the first quarter of 2009 compared to 49.8% in the fourth quarter of 2008 and 64.1% in the first quarter of 2008. Total cash and cash equivalents were $65.6 million at March 31, 2009.

Non-GAAP Results

Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Non-GAAP financial measures in the first quarter of 2009 exclude expenses totaling $4.8 million related to stock-based compensation, amortization of acquired intangible assets, acquisition related compensation expense and adjustments related to past acquisitions and related tax effects. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

Net loss for the first quarter of 2009, on a non-GAAP basis, was $1.7 million, or $0.04 per share, compared with non-GAAP net income of $0.7 million, or $0.02 per share net income in the fourth quarter of 2008 and net income of $2.9 million, or $0.07 per share in the first quarter of last year. Gross margins, on a non-GAAP basis, were 53.7% in the first quarter of 2009 compared to 55.1% in the fourth quarter of last year.

“Sales during the first quarter were negatively impacted by the continuing weakness in the Enterprise and Data Center segments,” said Syed Ali, president and CEO of Cavium Networks.  “Although overall sales in Q1 were sequentially down, new customer orders were sequentially higher, which we consider to be an encouraging sign that markets for our products are improving. Furthermore, we continue to experience record levels of design win activity at Tier 1 customers, across multiple market segments, which positions us well for the long term.”

Recent News Highlights:

•	February 11, 2009 — Continuous Computing and Cavium Networks Collaborate to Deliver Performance-Optimized Wireless Solutions for LTE Networks.

•	February 16, 2009 - Cavium Networks’ OCTEON Processors fuel array of New Wireless Products showcased at 2009 Mobile World Congress in Barcelona, Spain.

•	March 24, 2009 — Entropic Communications collaborates with Cavium to enable Multimedia over Coax Alliance (MoCA®) based home networking solutions.

•	April 1, 2009 — Cavium Networks Demonstrates Full 1080p60 HD Video and Gaming over MoCA® Home Networks.

•	April 14, 2009 - Cavium Networks Announces Next Generation OCTEON™ II Internet Application Processor (IAP) family of multi-core MIPS64® processors, with one to 32 cores. The OCTEON II IAP offers up to 4x performance over the existing OCTEON Plus processor family, with more than twice the performance/watt and performance/dollar. The new product family adds revolutionary new application acceleration engines, and is designed to address the voice, video and data convergence driven by cloud computing, virtualization, HD video over IP, Web 2.0 and mobile 3G/4G applications, all of which require significantly increased packet processing, secure application delivery and quality of service (QoS) performance.

•	April 14, 2009 - 20+ leading ecosystem partners announce support for Cavium Networks’ OCTEON II Processor Family, including: RadiSys, Wind River, 6Wind, Advantech, ATS, Bayside, Continuous Computing, D2 Technologies, embedUR, Enea, Fulcrum, GDA, Interphase, Kaspersky, Kontron, Lanner, Lauterbach, MIPS, MontaVista, NetLogic, PLX, Qosmos, QNX and Zarlink.

•	April 20, 2009 - Cavium Networks Introduces Low Latency Full-HD H.264 Micro-Module for Real-Time A/V Applications at NAB Show 2009.

Conference Call

Cavium Networks, Inc. will broadcast its first quarter 2009 financial results conference call today, April 29, 2009, at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks

Cavium Networks, Inc. is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless, video, and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 20 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks’ principal offices are in Mountain View, California with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the rate of new design wins, the rate at which existing design wins go into production, pricing pressures; general economic conditions; manufacturing difficulties; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 2, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2009	December 31, 2008
Net Revenue	$20,382	$22,180
Cost of revenue (1)	10,814	11,145

Gross profit	9,568	11,035

Operating expenses:
Research and development (2)	9,991	8,306
Sales, general and administrative (3)	6,137	6,158
In-process research and development	—	1,319

Total operating expenses	16,128	15,783

Loss from operations	(6,560)	(4,748)

Other income, net:
Interest expense	(79)	(96)
Interest income and other	134	476

Total other income, net	55	380

Loss before income tax	(6,505)	(4,368)
Income tax expense (benefit)	28	(11)

Net loss	$(6,533)	$(4,357)

Net loss per common share, basic	$(0.16)	$(0.11)
Shares used in computing basic net income per common share	41,083	40,685
(1) Cost of revenue includes:
Amortization of acquired intangibles	$1,070	$803
Fair value adjustment of acquired inventory	228	317
Stock-based compensation and related payroll taxes	87	76
(2) Research and development expense includes:
Stock-based compensation and related payroll taxes	1,235	894
Acquisition related compensation expense and related payroll taxes	812	—
Amortization of acquired intangibles	—	673
(3) Sales, general and administrative includes:
Stock-based compensation and related payroll taxes	1,300	976
Amortization of acquired intangibles	35	13
Acquisition related compensation expense and related payroll taxes	$19	$—

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)

	Three Months Ended
Reconciliation of GAAP gross profit & margin to non-GAAP:	March 31, 2009	December 31, 2008
Net revenue	$20,382	$22,180
GAAP gross profit	9,568	11,035
GAAP gross margin	46.9%	49.8%
Amortization of acquired intangibles:
Cost of revenue	1,070	803
Stock-based compensation and related payroll taxes:
Cost of revenue	87	76
Fair value adjustment of acquired inventory	228	317

Non-GAAP gross profit	$10,953	$12,231

Non-GAAP gross margin	53.7%	55.1%

	Three Months Ended
Reconciliation of GAAP loss from operations to non-GAAP:	March 31, 2009	December 31, 2008
GAAP loss from operations	$(6,560)	$(4,748)
Amortization of acquired intangibles	1,105	1,489
Stock-based compensation and related payroll taxes	2,622	1,946
In-process research and development	—	1,319
Acquisition related compensation expenses and related payroll taxes	831	—
Fair value adjustment of acquired inventory	228	317
Non-GAAP income (loss) from operations	$(1,774)	$323

Non-GAAP income (loss) from operations as a percentage of revenue	-8.7%	1.5%

	Three Months Ended
Reconciliation of GAAP net loss to non-GAAP:	March 31, 2009	December 31, 2008
GAAP loss	$ (6,533)	$ (4,357)
Non-GAAP adjustments:
Stock-based compensation and related payroll taxes:
Cost of revenue	87	76
Research and development	1,235	894
Sales, general and administrative	1,300	976
Amortization of acquired intangibles:
Cost of revenue	1,070	803
Sales, general and administrative	35	13
Research and development	—	673
Fair value adjustment of acquired inventory	228	317
Acquisition related compensation expenses and related payroll taxes	831	—
In-process research and development	—	1,319
Total of non-GAAP adjustments	4,786	5,071
Non-GAAP net income (loss)	$(1,747)	$714

GAAP net loss per share (diluted)	$(0.16)	$(0.11)

Non-GAAP adjustments detailed above	0.12	0.13
Non-GAAP net income (loss) per share (diluted)	$(0.04)	$0.02

GAAP weighted average shares (diluted)	41,083	40,685
Non-GAAP share adjustment	—	2,661
Non-GAAP weighted average shares (diluted)	41,083	43,346

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

		As of
Assets		March 31, 2009	December 31, 2008
Current assets:
	Cash and cash equivalents	$65,618	$77,027
	Accounts receivable, net	14,681	14,054
	Inventories	16,171	17,281
	Prepaid expenses and other current assets	4,446	1,298

	Total current assets	100,916	109,660
Property and equipment, net		10,304	11,115
Intangible assets, net		15,659	16,958
Goodwill		13,092	12,925
Other assets		443	506

	Total assets	$140,414	$151,164

Liabilities and Stockholders’ Equity
Current liabilities:
	Accounts payable	$4,600	$7,309
	Accrued expenses and other current liabilities	4,137	7,697
	Deferred revenue	1,322	1,700
	Capital lease and technology license obligations, current	2,545	2,619

	Total current liabilities	12,604	19,325
Capital lease and technology license obligations, net of current		1,507	2,116
Other non-current liabilities		1,617	1,162

	Total liabilities	15,728	22,603

Stockholders' equity
	Common stock	41	41
	Additional paid-in capital	188,401	185,743
	Accumulated deficit	(63,756)	(57,223)

	Total stockholders’ equity	124,686	128,561
	Total liabilities and stockholders’ equity	$140,414	$151,164